Exhibit (c)(xii)



June 2023

Discussion Materials

Project Domino

Certain portions of this exhibit have been redacted. The omitted information is not material and is the type of information that is customarily and actually treated as private and confidential.

ILLUSTRATIVE DRAFT – Subject to Further Diligence and Revision

Executive Summary

Despite solid revenue performance since the 2020 de-SPAC, operating performance and cash flow at Domino has been challenged which has negatively impacted both the share price and valuation, reflecting a need for a transformative change

- Shares have significantly underperformed key peers and the broader market since the June 2020 de-SPAC
  - Shares have declined >80% since reaching an all-time high in March 2021 ($14.56) and now trade ~25% above the all-time low ($2.15)
  - NTM EV/EBTIDA multiples have declined from 10.2x in June 2021 to 6.8x currently, reflecting operational headwinds and constraints on cash generation
- Research analysts remain optimistic on the trajectory of the business with the average price target closer to $5.50 reflecting valuation upside (8.4x vs. 6.8x). This is further confirmed by peer comps trading closer to 9.0x
- Additional valuation methodologies including DCF and LBO analysis are supportive of the view that Domino is likely undervalued
- While operational improvements are ongoing and should drive meaningful growth in EBITDA and FCF, elevated leverage (>5.0x), thin equity research coverage, and more limited investor focus (due to the small cap nature of Domino) could limit the reflection of that improvement on Domino's share price

Domino is an attractive opportunity for Mariposa and Royal Oak with multiple avenues to accelerate value creation

- A merger with Royal Oak would strengthen the combined business through increased diversification while driving incremental value creation through costs savings and synergies
  - Domino would benefit from an improved capital structure and greater access to financial resources under Royal Oak and Mariposa's ownership
  - Opportunities to cross-sell drive enhanced value for Domino's CPG business
  - A combination will likely lead to synergies including an elimination of public company costs, SG&A optimization, improved procurement and broader input cost management, and distribution advantages
- Combining Domino and Royal Oak would accelerate goals to create diversified consumer-facing company focused on higher barrier to entry consumables
  - Expanded breadth of product offering and an improved cost structure in a combined scenario would greatly expand cash flow and allow the combined company to accelerate growth, both organically and inorganically
- A take private of Domino is actionable given the ability to combine the company with another strong consumer business and benefit from an improving cost structure, however recent trading dynamics should be carefully considered in the context of an approach

Financing Considerations

Financing Project Domino involves a number of important considerations – will structure the financing to meet all of the Company's goals and objectives.

Existing Credit Documentation

- Royal Oak existing debt is attractively priced with flexible covenants and 4.5 years of maturity runway – represents a corporate asset and have ability to preserve existing Royal Oak debt in pro forma capital structure
  - Royal Oak existing 50 bps of MFN protection has expired, so pricing of new debt will not impact existing pricing
- Whole Earth existing debt will need to be refinanced as transaction is a "change of control" under terms of credit agreement

Debt Structure

- New debt will likely need to be structured as a standalone tranche of debt, given tax fungibility requirements
  - Will be a $250 mm standalone tranche of debt – small for "broadly syndicated" market and better suited for "private credit" market
- If Royal Oak TLB trades up meaningfully post-announcement (from ~88 today to par), will be able to incorporate new debt into existing debt as one single tranche – fungibility required issuance at ~98.5

Ratings

- Expect mid-B corporate ratings pro forma for the transaction
  - Royal Oak prior private credit rating was [redacted] and Whole Earth ratings are B3 (negative) / B- (Negative)

Key Investor Focus Points

- Investors will likely be focused on the following in evaluating the pro forma credit:
  - Existing trading levels of debt – Royal Oak debt trades at [redacted] and Whole Earth debt trades at ~18.5%
  - Quantum of EBITDA adjustments, including synergies and cost reductions
  - Cash flow profile of the pro forma combined business

Breakeven Analysis

Royal Oak debt is very attractively priced and should be preserved in the pro forma capital structure.

- In financing the Domino acquisition, Royal Oak has optionality, including whether to refinance or preserve existing debt in the $630 million pro forma debt complex – the below analysis illustrates the cost of capital sensitivities to a range of outcomes on a hypothetical full refinancing vs. solely pricing an incremental $250 million

Pro Forma Interest Rate Sensitivity

Interest Rate on $630 mm of New Debt

($ in mm)

Interest Rate for $250 mm Incr TLB (bps)	10.5%	11%	11.5%	12%	12.5%
11%	**($5.4)**	**($8.6)**	**($11.7)**	**($14.9)**	**($18.0)**
12%	**($2.9)**	**($6.1)**	**($9.2)**	**($12.4)**	**($15.5)**
13%	**($0.4)**	**($3.6)**	**($6.7)**	**($9.9)**	**($13.0)**
14%	**$2.1**	**($1.1)**	**($4.2)**	**($7.4)**	**($10.5)**
15%	**$4.6**	**$1.5**	**($1.7)**	**($4.9)**	**($8.0)**

Code:

- Green: More cost effective to preserve existing debt
- Red: More cost effective to fully refinance

Note: Interest rates are calculated using 1M SOFR rate of 5.09%..

Recent Term Loan Issuance (≤ $250 million)

Very few transactions in the broadly syndicated leveraged loan market are ≤ $250 million in size – 3% of all deals year-to-date have been less than or equal to $250 million in size, with pricing ranging from S+350 – S+750 with meaningful OID.

2023 Priced Transactions ($ in millions)

Borrower	Issue Date	Description	Deal Size	Tenor	Corporate Ratings	Issue Ratings	At Issue Margin	At Issue Floor	At Issue OID
RxBenefits	Jun 09	Inc 1st Lien TL	$150	4.50	B3/B	B3/B	S+525	0.75%	97.500
Protective Industrial Products	May 25	Inc TLB	$150	4.50	B3/B-	B2/B-	S+550	0.75%	96.000
Pediatric Associates	May 24	Inc 1st Lien TL	$100	5.50	B2/B	B2/B	S+450	0.50%	96.000
IMA Financial	May 17	Inc TLB	$200	5.50	B3/B	B3/B	S+425	0.50%	97.500
Arcis Golf	May 09	Inc TLB	$160	5.50	B2/B	B2/BB-	S+425	0.50%	99.000
ImageFirst	Apr 27	Inc TLB	$120	5.00	B3/B	B3/B	S+500	0.75%	97.500
BBB Industries (Burgess Point Purchaser)	Apr 05	Inc TLB	$200	6.00	B3/B-	B2/B-	S+525	0.50%	93.000
Flow Control	Apr 05	Inc 1st Lien TL	$75	5.00	B3/B-	B3/B-	S+475	0.50%	97.250
Mitratech	Mar 22	Inc 1st Lien TL	$225	5.25	B3/B-	B2/B-	S+425	0.75%	95.000
Wrench Group	Mar 07	Inc 1st Lien TL	$150	3.20	B3/B-	B2/B-	S+450	0.50%	98.000
Duravant	Feb 15	Inc 1st Lien TL	$150	5.25	B2/B-	B1/B-	S+350	0.75%	99.250
Del Monte	Feb 01	Inc TLB	$125	6.33	B2/B	B3/B	S+425	0.50%	98.560
PODS	Jan 31	Inc 1st Lien TL	$100	5.20	B2/B	B2/B	S+400	0.75%	97.000
EisnerAmper	Jan 24	Inc TLB-2	$150	5.50	B2/B-	B2/B-	S+525	0.75%	96.000
ECL Entertainment	Jan 19	Inc TLB	$35	5.25	B2/B	B2/B	S+750	0.75%	99.000
RelaDyne	Jan 13	Inc TLB	$250	5.92	B2/B	B2/B	S+500	0.50%	96.500
WHP Global	Jan 11	Inc 1st Lien TL	$175	4.00	B2/B	B2/B	S+550	0.50%	96.000

Sources: Citi Syndicate, S&P Leveraged Commentary & Data.

Private Credit: Financing Considerations

Below is how a private credit process for financing a Domino acquisition would be structured to create competitive tension among investors and line up financing ahead of signing.

Process Overview

Timing:	Description:
6 weeks prior to signing	**Preparation** • Finalize the target investor list • Draft short teaser to be provided • Counsel to draft Wall Cross Script to bring investors "over-the-wall"
5 weeks prior to signing	**Initial Outreach** • Circulate the NDA and Teaser to investors that agree to be wall crossed – Investors typically take ~1 week to negotiate and sign NDAs
4 weeks prior to signing	**Marketing** • Host 1x1 calls for the investors and respond to ongoing investor queries – Investors typically require at least 1-2 weeks to process the credit and share preliminary feedback on terms and structure • Provide model
2-3 weeks prior to signing	**Finalize Structure** • Receive feedback on size, pricing, hold appetite from target investors • Select financing providers and negotiate documentation

Investor Targeting

Initial Outreach: ~ 5 Investors

✓ Small size of financing requires narrow audience

✓ Maintains confidentiality

Likely Structure:

– Pari passu first-lien term loan at S+600 bps+ with OID

Key Investors

Blackstone

SILVER POINT CAPITAL

OAKTREE

ARES

TPG SIXTH STREET PARTNERS

APOLLO

BlackRock

Key Next Steps & Workstreams

- **Wall Cross Script:** initial outreach script to bring investors "over-the-wall" given publicly traded debt; drafted by legal counsel
- **Non-Disclosure Agreement:** confidentiality agreement to be signed between Mariposa and the investor; drafted by legal counsel
- **Teaser:** summary slide which describes the business, contemplated transaction and provides key investment highlights; drafted by Citi

Financial Assumptions

	Domino	ROYAL OAK
Revenue	• 2023E – 2025E revenue figures per consensus estimates • 2026E – 2027E steps down to 4.0% and 3.8% • 2028E – 2030E flat lined at 3.5%	[redacted]
Adj. EBITDA	• 2023E – 2025E Adj EBITDA figures per consensus estimates • 2026E – 2030E, ~20 bps margin expansion per year reflecting illustrative operational improvements	
D&A	• D&A as a percent of revenue • 2023E – 2025E revenue figures per consensus estimates • 2026E – 2030E kept constant at 4.2% of revenue in line with 2025E	
CapEx	• CapEx as a percent of revenue • 2023E – 2025E revenue figures per consensus estimates • 2026E – 2030E kept constant at 1.8% of revenue in line with 2025E	
Net Working Capital	• Change in NWC as a percent of revenue • 2023E in line with 2022A • 2024E – 2030E gradual stepdown to 2.2% in 2026 and carried forward, reflecting improved NWC following operational challenges in 2022	

Source: Domino public filings, Royal Oak compliance certificates, Factset, Citi estimates.

Pro Forma Financial Summary

($ in millions)

Revenue

Adj. EBITDA
(% of Revenue)

Domino


3.8% CAGR
$494
$538
$540
$554
$578
$603
$627
$651
$674
$697
$722
'21A
'22A
LTM Mar 23
'23E
'24E
'25E
'26E
'27E
'28E
'29E
'30E

Y-o-Y % Growth										
--	9.0%	0.3%	3.0%	4.2%	4.4%	4.0%	3.8%	3.5%	3.5%	3.5%


6.0% CAGR
$82
$79
$80
$76
$83
$90
$95
$99
$104
$109
$115
'21A
'22A
LTM Mar 23
'23E
'24E
'25E
'26E
'27E
'28E
'29E
'30E

% of Revenue										
16.6%	14.7%	14.9%	13.8%	14.4%	14.9%	15.1%	15.3%	15.5%	15.7%	15.9%

ROYAL OAK

[redacted]

Pro Forma

[redacted]

Source: Domino public filings, Royal Oak compliance certificates, Factset, Citi estimates.

citi

Operational Benchmarking

Mid-Cap Branded Food | **Ingredients**

CY2023E – CY2025E Revenue CAGR


Median: 4.6%
Median: 4.7%
4.3%
3.7%
9.5%(1)
8.7%
7.0%(1)
6.0%
4.9%
4.4%
3.1%
3.1%
1.7%(1)
0.4%
6.4%
5.7%
5.4%
4.7%
3.6%
3.3%
1.6%
WHOLE EARTH BRANDS
Pro Forma Company
SunOpta
sovos brands
Simply Good FOODS
Hostess BRANDS
Flowers FOODS
utz
Post
B&G
SENSIENT
Corbion
TATE & LYLE
iff
KERRY
Ingredion
DARLING INGREDIENTS

CY2023E Gross Margin


Median: 29.0%
Median: 28.4%
26.4%
25.8%
47.5%
36.9%
36.4%
34.6%
29.1%
28.9%
24.1%
22.6%
21.0%
14.4%
41.4%
40.0%
32.9%
23.9%
23.8%
20.3%
NA
WHOLE EARTH BRANDS
Pro Forma Company
Flowers FOODS
Simply Good FOODS
utz
Hostess BRANDS
sovos brands
Post
B&G
SunOpta
KERRY
TATE & LYLE
iff
Corbion
DARLING INGREDIENTS
Ingredion
SENSIENT

CY2023E EBITDA Margin


Median: 13.6%
Median: 17.9%
13.8%
15.6%
22.3%
19.9%
15.2%
15.0%
14.6%
12.6%
11.0%
10.0%
9.9%
9.6%
26.0%
18.9%
18.6%
17.9%
14.2%
14.0%
13.6%
WHOLE EARTH BRANDS
Pro Forma Company
Hostess BRANDS
Simply Good FOODS
Post
B&G
sovos brands
utz
SunOpta
Flowers FOODS
DARLING INGREDIENTS
iff
TATE & LYLE
SENSIENT
KERRY
Ingredion
Corbion

Source: FactSet. Market data as of June 19, 2023.
Note: NA reflects a lack of consensus estimates.
(1) Reflects CY2022E – CY2024E due to a lack of consensus estimates for CY2025E.

Reflects key peers.

Valuation Benchmarking

Mid-Cap Branded Food | **Ingredients**

Firm Value / CY2023E EBITDA


@$4.00 / Share
@$5.00 / Share
7.1x
8.2x
7.6x
21.5x
17.5x
16.5x
16.1x
13.6x
12.6x
12.0x
11.0x
10.2x
10.2x
Median: 13.1x
14.9x
14.3x
13.5x
10.5x
9.7x
8.0x
6.9x
Median: 10.5x

Market Capitalization

$130	$2,289	$2,997	$1,875	$3,688	$3,451	$5,279	$849	$1,099	$1,003	$5,567	$17,415	$3,151	$20,497	$1,663	$3,990	$7,043	$10,391

Firm Value

$540	$3,956	$3,055	$2,288	$4,058	$4,375	$6,383	$1,214	$1,916	$3,279	$11,826	$19,735	$3,870	$31,365	$2,333	$4,141	$9,614	$13,085

Firm Value / CY2024E EBITDA


@$4.00 / Share
@$5.00 / Share
6.5x
7.5x
7.0x
20.2x
15.1x
14.7x
14.3x
12.8x
11.8x
10.0x
9.9x
9.8x
9.8x
Median: 12.3x
13.6x
13.6x
12.1x
9.5x
9.0x
7.5x
6.5x
Median: 9.5x

Source: FactSet. Market data as of June 19, 2023.
Note: NA reflects a lack of consensus estimates.

Reflects key peers.

Selected Precedent Transactions

Selected Precedent Transactions – Branded Packaged F&B and Ingredients

(FV / Forward EBITDA (x))


Median: 10.0x
10.5x
9.4x
11.6x
9.6x
10.0x (1)
8.0x
9.0x (1)
16.0x
9.1x (1)
14.8x
7.8x
12.0x
13.6x
Jul-16
Nov-16
Apr-17
Aug-17
Dec-17
Nov-18
Apr-19
Dec-19
Dec-19
Nov-20
Dec-20
Nov-21
Aug-22

	Jul-16	Nov-16	Apr-17	Aug-17	Dec-17	Nov-18	Apr-19	Dec-19	Dec-19	Nov-20	Dec-20	Nov-21	Aug-22
TEV (mm)	$2,300	$365	$856	$163	$8,040	$1,840	$1,300	$320	$575	$80	$180	$5,000	$950
Acquirer	TGG The Gores Group	B&G	Conyers Park	B&G	KKR	CJ CheilJedang	Ferrero	Hostess Brands	Act II Acquisition Corp	Whole Earth Brands	Whole Earth Brands	CVC	Investindustrial
Target	Hostess Brands	ACH Food Companies, Inc. (Spices and Seasonings)	Atkins	Back to Nature	Unilever (Spreads)	Schwan's Company	Keebler	Voortman Bakery	Whole Earth Brands	Swerve	Wholesome!	Unilever (Tea business)	TreeHouse (Meal prep Business)

Source: Mergermarket, Citi, Company Presentation.
Note: Transactions ordered by announcement data.
(1) Reflects LTM EBITDA multiple.

Selected Synergy Precedents

Selected Food & Beverage Transactions

(Total Synergies as a % of Target Sales)


16.7%
Median: 7.5%
8.7%
6.8%
8.6%
6.4%
8.0%
9.4%
4.9%
7.0%
7.2%
7.7%
7.0%
4.2%
6.7%
6.4%
5.2%
3.6%
8.7%
7.7%
7.7%
9.0%
7.7%
5.5%
Unilever / Bestfoods
Kraft / Nabisco
General Mills / Pillsbury
Kellogg / Keebler
Pepsico / Quaker
Nestle / Ralston Purina
Nestle / Gerber
Kraft / Danone Biscuits
Danone / Numico
Kraft / Cadbury
Nestle / Kraft Frozen Pizza
Kellogg / Pringles
Nestle / Pfizer Nutrition
Orkla ASA / Rieber & Son
ConAgra / Ralcorp
Grupo Bimbo / Canada Bread
Smucker's / Big Heart
Danone / Whitewave
Campbell's / Snyder's
Keurig / DPS
Hostess / Voortman
Whole Earth Brands / Swerve
Hormel Foods / Planters

Selected Ingredients Transactions

(Total Synergies as a % of Target Sales)


Median: 7.8%
5.0%
10.0%
10.6%
3.2%
7.9%
5.4%
7.6%
14.2%
Symrise / Diana
ADM / Wild Flavors
IFF / Frutarom
Symrise / ADF, IDF, IsoNova
IFF / DuPont N&B
Croda / Iberchem
DSM / Firmenich
Novozymes / CHR Hansen

Source: Company filings, press releases.
Note: Transactions ordered by announcement data.

Take-Private Premiums Paid Analysis

Premiums Paid in $100mm – $1,000mm Take-Private Transactions

(All Industries; January 1, 2012 – December 31, 2022)


99
68
68
67
60
29
20
8
0.0% – 10.0%
10.0% – 20.0%
20.0% – 30.0%
30.0% – 40.0%
40.0% – 50.0%
50.0% – 60.0%
60.0% – 70.0%
70.0% – 80.0%

Cumulative % of Total Deals[(1)]

20.8%	35.2%	49.5%	63.6%	76.2%	82.3%	86.5%	88.2%

Average 1-Day Premium

2.8%	15.5%	24.4%	35.0%	45.0%	54.3%	65.8%	73.9%

Source: Securities Data Company.
(1) Excludes deals with negative premiums.

Analysis at Various Prices

($ in millions, except per share data)		@ Market	Illustrative Price Per Share						
		$3.07	$4.00	$4.25	$4.50	$4.75	$5.00	$6.00	$7.00
Share Price Premium / (Discount)	**Metric**								
Current (6/19/2023)	*$3.07*	--	*30.2%*	*38.3%*	*46.4%*	*54.6%*	*62.7%*	*95.3%*	*127.9%*
3-Month VWAP	*$2.79*	*10.1%*	*43.3%*	*52.3%*	*61.2%*	*70.2%*	*79.2%*	*115.0%*	*150.9%*
6-Month VWAP	*3.17*	*(3.1)*	*26.2*	*34.1*	*42.0*	*49.9*	*57.8*	*89.3*	*120.9*
52-Week Intraday High	*6.74*	*(54.5)*	*(40.7)*	*(37.0)*	*(33.3)*	*(29.6)*	*(25.9)*	*(11.0)*	*3.8*
52-Week Intraday Low	*2.09*	*46.9*	*91.2*	*103.1*	*115.1*	*127.1*	*139.0*	*186.9*	*234.7*
Median Price Target	*7.00*	*(56.1)*	*(42.9)*	*(39.3)*	*(35.8)*	*(32.2)*	*(28.6)*	*(14.3)*	*(0.1)*
FDSO		**44.2**	**44.2**	**44.2**	**44.2**	**44.2**	**44.2**	**44.2**	**44.2**
Implied Equity Value		**$136**	**$176**	**$188**	**$199**	**$210**	**$221**	**$265**	**$309**
(+) Debt		$431	$431	$431	$431	$431	$431	$431	$431
(-) Cash		(27)	(27)	(27)	(27)	(27)	(27)	(27)	(27)
(-) Investments		(1)	(1)	(1)	(1)	(1)	(1)	(1)	(1)
Implied Firm Value		**$540**	**$581**	**$592**	**$603**	**$614**	**$625**	**$669**	**$713**
Implied Consensus Multiples (FYE January)	**Metric**								
Firm Value / 2023E EBITDA	*$76*	7.1x	7.6x	7.7x	7.9x	8.0x	8.2x	8.8x	9.3x
Firm Value / 2024E EBITDA	*83*	6.5	7.0	7.1	7.2	7.4	7.5	8.0	8.6

Source: Company filings, FactSet. Market data as of June 19, 2023.

Preliminary Valuation Perspectives

Current Price: $3.07

Methodology	Key Assumptions	Implied Price Per Share	Implied Firm Value ($ in bn)	Implied FV / EBITDA Multiples (FV / CY2023E EBITDA; FV / CY2024E EBITDA)
For Illustrative Purposes	**52-Week Trading Range** *High: $6.74 (August 12, 2022)* *Low: $2.09 (April 24, 2023)*	$2.09 – $6.74	$495 - $700	6.5x - 9.2x 6.0x - 8.4x
For Illustrative Purposes	**Analyst Price Targets** *High – $10.00, Low – $5.00* *Median price target of $7.00*	$5.00 – $10.00 (Median PT: $7.00)	$625 - $845	8.2x - 11.1x 7.5x - 10.2x
For Illustrative Purposes	**Premiums Paid** *30% – 60% to current share price*	$4.00 – $4.90	$580 - $620	7.6x - 8.1x 7.0x - 7.5x
Precedent Transactions	**Precedent Transactions** *Transaction Range: 8.0x – 10.0x CY2023E EBITDA* *Based on Branded Packaged F&B and Ingredients Precedents*	$4.70 – $8.15	$610 - $765	8.0x - 10.0x 7.3x - 9.2x
Market-Based	**Select Public Companies – FV / CY2023E EBITDA** *7.0x – 9.0x CY2023E EBITDA* *Based on Mid-Cap Branded Food and Ingredients Peers*	$2.95 – $6.40	$535 - $685	7.0x - 9.0x 6.4x - 8.2x
Market-Based	**Select Public Companies – FV / CY2024E EBITDA** *6.5x – 8.5x CY2024E EBITDA* *Based on Mid-Cap Branded Food and Ingredients Peers*	$3.10 – $6.85	$540 - $705	7.1x - 9.2x 6.5x - 8.5x
Discounted Cash Flow Analysis	**5-Year Discounted Cash Flow Analysis** *12.5% – 14.5% WACC* *6.5x – 8.5x Terminal CY2028E EBITDA Multiple*	$2.75 – $6.25 Synergized ($0.53 - $0.56 / share): $3.25 – $6.80	$525 - $680 *FV of Synergies $23 - $24*	6.9x - 8.9x 6.3x - 8.2x
Leveraged Buyout Analysis	**Leveraged Buyout[1]** *15.0% – 25.0% Target IRR* *6.5x – 8.5x CY2028E Exit Multiple*	$2.10 – $7.70	$495 - $745	6.5x - 9.8x 6.0x - 9.0x

Source: Company filings, broker reports, FactSet. Market data as of June 19, 2023.

Note: Implied price per share rounded to the nearest $0.05 except for 52-Week Trading Range. Assumes firm value adjustments of $404mm, reflecting $431mm in debt, $27mm in cash and $0.7mm in equity method investments as of March 31, 2023. Assumes 44.169mm fully-diluted shares outstanding.

(1) Includes $20 million of illustrative cost savings.

Preliminary Discounted Cash Flows Analysis

Unlevered Free Cash Flow Build

($ in millions)	Year Ended December 31, 2024E	2025E	2026E	2027E	2028E	Terminal Year
Revenue	**$578**	**$603**	**$627**	**$651**	**$674**	**$674**
% Growth	*4.2%*	*4.4%*	*4.0%*	*3.8%*	*3.5%*	
Adjusted EBITDA	**$83**	**$90**	**$95**	**$99**	**$104**	**$104**
% Margin	*14.4%*	*14.9%*	*15.1%*	*15.3%*	*15.5%*	*15.5%*
(-) Depreciation & Amortization	(22)	(25)	(26)	(27)	(28)	(20)
EBIT	**$62**	**$65**	**$69**	**$73**	**$76**	**$84**
% Margin	*10.7%*	*10.7%*	*10.9%*	*11.1%*	*11.3%*	*12.5%*
(-) Tax Expense	(15)	(16)	(17)	(18)	(19)	(21)
% Tax Rate	*25.0%*	*25.0%*	*25.0%*	*25.0%*	*25.0%*	*25.0%*
NOPAT	**$46**	**$49**	**$51**	**$54**	**$57**	**$63**
(+) Depreciation & Amortization	22	25	26	27	28	20
(-) (Increase) / Decrease in Net Working Capital	(17)	(15)	(14)	(14)	(15)	--
(-) Total Capital Expenditures	(10)	(11)	(11)	(12)	(12)	(20)
Unlevered Free Cash Flow	**$40**	**$48**	**$53**	**$56**	**$59**	**$63**

Sensitivity Analysis

Implied Firm Value ($ in millions)

WACC	Terminal Multiple 6.5x	7.5x	8.5x
12.5%	$565	$623	$681
13.5%	544	600	655
14.5%	525	578	631

Implied Equity Value / Share

WACC	Terminal Multiple 6.5x	7.5x	8.5x
12.5%	$3.64	$4.95	$6.26
13.5%	3.18	4.43	5.69
14.5%	2.74	3.94	5.14

Implied Equity Value ($ in millions)

WACC	Terminal Multiple 6.5x	7.5x	8.5x
12.5%	$161	$219	$277
13.5%	140	196	251
14.5%	121	174	227

Implied Perpetuity Growth Rate

WACC	Terminal Multiple 6.5x	7.5x	8.5x
12.5%	2.4%	3.6%	4.6%
13.5%	3.2	4.5	5.5
14.5%	4.1	5.4	6.4

Source: Company filings, FactSet, Market update as of June 19, 2023.
Note: Assumes a Target Capital Structure of 21.0% - 31.0% Net Debt / Total Capital.

Illustrative Sponsor Ability to Pay Analysis

Transaction Summary

- Illustrative transaction based on $4.25 per share, implies ~38% premium to 6/19/2023 share price of $3.07
  - Total purchase price of ~$590 million, inclusive of existing net debt
  - Results in ~7.1x 2024E Adj. EBITDA of $83 million
  - Illustrative transaction closing date of December 31, 2023
- Pro forma for the transaction, total leverage of 3.0x LTM 3/31/2023 based on Pro Forma Adj. EBITDA of $100 million, inclusive of $20 million of illustrative cost savings and 3.8x based on Adj. EBITDA of $80 million excluding illustrative cost savings
  - $305 million of new debt financing
  - $305 million of sponsor equity (~50% of total consideration)
- Leveraged buyout assumes estimated $20 million in cost savings driven by operational improvements and public company costs reductions

Illustrative Ability to Pay – Offer Price per Share

(Exit Multiple based on Adj. EBITDA, Gross Leverage based on Adj. EBITDA)

Assumes total leverage of 3.0x LTM 3/31 Adj. EBITDA

Exit Multiple	Target IRR 15.0%	20.0%	25.0%
6.5x	$4.90	$3.34 *(31.1%) to current*	$2.11
7.5	6.30	4.46	3.03
8.5	7.70 *150.8% to current*	5.59	3.96

Assumes 7.5x Exit Multiple

Gross Leverage @ Close	Target IRR 15.0%	20.0%	25.0%
2.8x	$6.19	$4.27 *(9.7%) to current*	$2.77
3.0	6.30	4.46	3.03
3.3	6.42 *109.0% to current*	4.66	3.30

Sources and Uses

($ in millions)

Sources	$mm	%
New Debt Financing	$305	50%
Sponsor Equity	305	50
Total Sources	**$610**	**100%**

Uses	$mm	%
Purchase of Equity	$188	31%
Retire Existing Net Debt	405	66
Illustrative Transaction Fees	18	3
Total Uses	**$610**	**100%**

Pro Forma Capitalization at Close

($ in millions)

	Domino 3/31/2023	Adj.	Pro Forma 3/31/2023
Debt			
Existing Net Debt	$405	($405)	--
New Debt Financing	--	305	305
Net Debt	**405**		**305**
LTM Adj. EBITDA	*$80*	*$20*	*$100*
Credit Statistics (LTM)			
Net Leverage	**5.0**		**3.0**

Deleveraging Profile

(Gross Debt / Adj. EBITDA)


3.2x
2.9x
2.7x
2.6x
2.5x
2.3x
2023E
2024E
2025E
2026E
2027E
2028E

Net Debt ($ in mm)

2023E	2024E	2025E	2026E	2027E	2028E
$278	$270	$239	$191	$139	$81

Source: Company filings, FactSet, Market update as of June 19, 2023.
Note: Company fiscal year estimate used for 2024. Assumes transaction close date of December 31, 2023.

Domino Broker Outlook

Select Broker Estimates

Broker	Rating	Date	Price Target	Delta to Current	Methodology	Detail	Revenue ($ in mm) FY23E	Revenue ($ in mm) FY24E	EBITDA ($ in mm) FY23E	EBITDA ($ in mm) FY24E
Odeon Capital	Buy	Mar-23	$10.00	225.7%	--	--	--	--	--	--
Imperial Capital	Buy	May-23	8.50	176.9	FV / EBITDA	10.0x 1-Year Forward EBITDA (2023E)	$555	$586	$76	$82
TD Cowen	Buy	May-23	7.00	128.0	FV / EBITDA	7.5x 2-Year Forward EBITDA (2024E)	550	568	76	84
Jefferies	Buy	May-23	7.00	128.0	FV / EBITDA	8.5x 2-Year Forward EBITDA (2024E)	552	574	76	81
Lake Street	Buy	May-23	6.00	95.4	FV / EBITDA	8.5x 2-Year Forward EBITDA (2024E)	550	573	76	84
Roth MKM	Buy	May-23	5.00	62.9	FV / EBITDA	8.0x 1-Year Forward EBITDA (2023E)	557	576	76	89
Canaccord Genuity	Buy	May-23	5.00	62.9	FV / EBITDA	8.0x 2-Year Forward EBITDA (2024E)	558	580	77	81
Selected Consensus High			**$10.00**	**225.7%**			**$558**	**$586**	**$77**	**$89**
Selected Consensus Median			**7.00**	**128.0**			**554**	**575**	**76**	**82**
Selected Consensus Low			**5.00**	**62.9**			**550**	**568**	**76**	**81**

LTM Broker Ratings


$16
$14.00
12
10
8
$6.23
4
2
0
100%
80%
60%
40%
$7.00
20%
$3.07
0%
100%
Jun-22
Sep-22
Dec-22
Mar-23
Jun-23
Buy
Hold
Sell
Target Price
Price

Consensus EBITDA Estimates Over Time(1)

($ in millions)


EBITDA
$100
$96
$95
$92
$90
$85
$80
$75
$70
$82
(15%)
$76
(17%)
Jun-22
Sep-22
Dec-22
Mar-23
Jun-23
2023E
2024E

Source: Company filings and FactSet. Market data as of June 19, 2023.
(1) Includes estimates from additional brokers not listed in the table above.

Domino Shareholder Base Overview

Top Institutional Holders

				Most Recent			Shares Held				
	Investor Name	Investor Type	Cost Basis	Value ($mm)	Pct. O/S	Shares (mm)	Dec-22	Sep-22	Jun-22	Dec-21	Dec-20
1	Sababa Holdings FREE LLC	Strategic	6.16	23	19.8%	8.4	5.8	5.8	5.8	0.0	0.0
2	Goldman Sachs & Co	Broker-Dealer	3.96	7	6.2	2.6	2.9	0.3	0.0	0.0	0.0
3	BlackRock Institutional Trust	Passive	11.91	6	5.6	2.4	2.4	2.3	2.3	2.4	0.4
4	Armistice Capital	Hedge Fund	8.10	6	5.1	2.2	2.5	2.4	2.0	1.8	1.1
5	The Vanguard Group	Passive	6.66	6	5.0	2.1	2.1	1.5	1.8	1.7	1.6
6	Pacific Ridge Capital Partners, LLC	Active	8.66	4	3.9	1.6	1.3	1.0	1.0	0.9	0.0
7	Steel Partners LLC	Active	3.63	4	3.7	1.6	0.8	0.0	0.0	0.0	0.0
8	Simon (Irwin D)	Strategic	7.74	3	2.8	1.2	1.2	1.2	1.2	1.1	1.1
9	Clearline Capital LP	Hedge Fund	5.20	3	2.6	1.1	0.8	0.5	0.4	0.4	1.6
10	IONIC Capital Management, L.L.C.	Active	6.20	3	2.6	1.1	0.8	0.4	0.4	0.3	0.1
11	Scoggin Management LP	Hedge Fund	3.37	3	2.2	0.9	0.2	0.0	0.0	0.0	0.0
12	Rubric Capital Management LP	Hedge Fund	8.31	2	2.1	0.9	1.0	3.6	3.6	3.1	2.6
13	Brandywine Global Inv. Mgmt.	Active	9.18	2	1.9	0.8	0.8	0.8	0.8	0.9	0.5
14	Geode Capital Mgmt.	Quantitative	11.73	2	1.8	0.8	0.7	0.7	0.7	0.7	0.0
15	BNP Paribas Asset Management	Active	11.14	2	1.8	0.7	0.7	0.7	0.7	0.7	0.0
16	State Street Global Advisors	Passive	12.17	2	1.6	0.7	0.7	0.7	0.7	0.6	0.0
17	Dimensional	Quantitative	7.84	1	1.1	0.5	0.5	0.5	0.5	0.1	0.0
18	Driehaus Capital Management, LLC	Active	4.40	1	1.0	0.4	0.4	0.3	0.3	0.0	0.1
19	Millennium Management	Quantitative	3.95	1	0.9	0.4	0.6	0.0	0.0	0.0	0.5
20	Ancora Advisors	Active	3.26	1	0.8	0.3	0.0	0.0	0.0	0.0	0.3
21	Manzone (Albert)	Strategic	7.95	1	0.7	0.3	0.2	0.2	0.2	0.1	0.0
22	Northern Trust Investments	Passive	11.85	1	0.7	0.3	0.3	0.3	0.3	0.3	0.1
23	AQR Capital Mgmt.	Quantitative	4.67	1	0.6	0.2	0.2	0.1	0.1	0.0	0.0
24	Renaissance Technologies	Quantitative	6.32	1	0.5	0.2	0.2	0.1	0.1	0.1	0.0
25	Assenagon Asset Mgmt.	Passive	3.95	1	0.5	0.2	0.4	0.0	0.0	0.0	0.0
	Weighted Avg.		$7.02								
	Spot		$2.73								
	Total			$87	75.5%	31.9	27.5	23.5	22.9	15.3	10.1

Investor Type Over Time

(Dec 2021 – Current)



Dec-21: 2%, 2%, 9%, 2%, 3%, 22%, 46%, 14%
Jun-22: 8%, 1%, 18%, 4%, 1%, 18%, 37%, 13%
Sep-22: 10%, 2%, 18%, 4%, 1%, 20%, 33%, 13%
Dec-22: 11%, 1%, 18%, 7%, 8%, 13%, 27%, 16%
Most Recent: 12%, 0%, 25%, 5%, 7%, 14%, 20%, 16%
Passive
Active
Hedge Fund
Broker-Dealer
Quantitative
Strategic

Active Portfolios Revealed Investor Preferences

(Dec 2021 – Current, Based on Top 100 Holders)



Dec-21: 51%, 4%, 45%
Jun-22: 51%, 4%, 45%
Sep-22: 49%, 4%, 47%
Dec-22: 45%, 4%, 50%
Most Recent: 50%, 2%, 48%
Growth
Income
Value

Source: FactSet, IBES, Thomson Reuters, Python Software foundation as of June 2023.
Note: Cost basis assumes highest-basis (lowest gain) shares are sold first. "Other" investor types include pensions, sovereign wealth and endowments. "Strategic" investor types include individuals, corporations, insiders and private equity.

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